Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Second Quarter 2013 Financial Results

$29.8 Million Second Quarter Revenue Grows 22 percent Year-over-Year

Carlsbad, Calif. – August 1, 2013 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the second quarter ended June 30, 2013.

Management Commentary

“We are pleased to announce record revenue of $29.8 million in the second quarter, which represents a growth of 22 percent year-over-year and 12 percent sequentially,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “We are particularly encouraged by the breadth of our growth drivers in the second quarter, as evidenced by the double digit year-over-year revenue growth derived from our Cable and Terrestrial solutions. Our growth continues to be derived from our market leading positions in some of the most exciting and dynamic broadband front-end applications, such as cable DOCSIS 3.0 data modems, media server gateways, hybrid TV’s, and set-top boxes. In the second quarter, we were not only able to generate cash flow from operations and scale revenue from our legacy markets, but we also made solid progress towards opening up new market applications, such as Satellite TV, for our industry leading broadband RF receiver solutions.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the second quarter of 2013 was $29.8 million, an increase of 12 percent compared to the first quarter of 2013, and an increase of 22 percent compared to the second quarter of 2012. Gross profit in the second quarter of 2013 was 58 percent of revenue, compared to 63 percent in the first quarter of 2013, and 62 percent in the second quarter of 2012. In the second quarter of 2013, the Company recorded an impairment charge of $1.1 million, reflected in cost of net revenue, related to the remaining net book value of production masks that were previously capitalized, but for which future use is no longer expected.

Net loss for the second quarter of 2013 was $2.9 million, or $0.09 per share (diluted), compared with net losses of $2.3 million, or $0.07 per share (diluted), for the first quarter of 2013, and $2.6 million, or $0.08 per share (diluted), for the second quarter of 2012.

Cash flow provided by operations for the second quarter of 2013 totaled $6.2 million, compared with $0.8 million for the first quarter of 2013, and $1.0 million in the second quarter of 2012.

Cash, cash equivalents and investments totaled $81.3 million at June 30, 2013, compared to $77.3 million at March 31, 2013, and $84.3 million at June 30, 2012.

Non-GAAP Results

Non-GAAP gross profit in the second quarter of 2013 was 62 percent of revenue, compared to 63 percent in the first quarter of 2013, and 62 percent in the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 was $3.8 million, or $0.11 per share (diluted), compared with $2.5 million, or $0.07 per share (diluted), for the first quarter of 2013, and $1.8 million, or $0.05 per share (diluted), for the second quarter of 2012.

Third Quarter 2013 Revenue Guidance

We expect revenue in the third quarter of 2013 to increase approximately 4 percent to 7 percent sequentially to $31 million to $32 million.

Conference Call Details

MaxLinear will host its second quarter 2013 financial results conference call today, August 1, 2013 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-1427 / International: 1-480-629-9664 with conference ID: 4624537. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at www.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 15, 2013. A replay of the conference call will also be available until August 15, 2013 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4624537.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current forecast for third quarter 2013 revenue) and trends and growth opportunities in specific product markets such as cable and satellite applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; intellectual property risks, including risks arising from our continuing intellectual property litigation with Silicon Laboratories; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which MaxLinear expects to file with the SEC in August 2013.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2013, which if achieved we currently expect to settle in stock in 2014; (iii) an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013; (iv) expenses associated with our acquisition of certain new market related technology licenses; (v) impairment of production masks and (vi) estimated fines and penalties and professional fees related to our previously disclosed export compliance and IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2012 and 2013. Bonus payments for the 2012 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2013, and we currently expect that any bonus payments under our 2013 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intellectual property litigation and estimated fines and penalties and professional fees related to export compliance matters are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates of potential export compliance fines and penalties, and (ii) professional fees incurred as a result of our audit committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.

Expenses incurred in relation to our intellectual property litigation with Silicon Laboratories include professional fees incurred.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Net revenue	$29,773	$26,534	$24,420
Cost of net revenue	12,477	9,822	9,298

Gross profit	17,296	16,712	15,122
Operating expenses:
Research and development	12,309	11,511	10,995
Selling, general and administrative	7,768	7,403	6,626

Total operating expenses	20,077	18,914	17,621

Loss from operations	(2,781)	(2,202)	(2,499)
Interest income	58	59	82
Interest expense	—	(4)	(15)
Other income (expense), net	(50)	(73)	3

Loss before income taxes	(2,773)	(2,220)	(2,429)
Provision for income taxes	131	80	130

Net loss	$(2,904)	$(2,300)	$(2,559)

Net loss per share:
Basic	$(0.09)	$(0.07)	$(0.08)

Diluted	$(0.09)	$(0.07)	$(0.08)

Shares used to compute net loss per share:
Basic	33,748	32,821	33,578

Diluted	33,748	32,821	33,578

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Six Months Ended June 30,
	2013	2012
Net revenue	$56,307	$45,103
Cost of net revenue	22,299	17,628

Gross profit	34,008	27,475
Operating expenses:
Research and development	23,820	22,903
Selling, general and administrative	15,171	13,585

Total operating expenses	38,991	36,488

Loss from operations	(4,983)	(9,013)
Interest income	117	147
Interest expense	(4)	(34)
Other expense, net	(123)	(30)

Loss before income taxes	(4,993)	(8,930)
Provision for income taxes	211	191

Net loss	$(5,204)	$(9,121)

Net loss per share:
Basic	$(0.16)	$(0.27)

Diluted	$(0.16)	$(0.27)

Shares used to compute net loss per share:
Basic	33,287	33,445

Diluted	33,287	33,445

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Operating Activities
Net loss	$(2,904)	$(2,300)	$(2,559)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	1,061	981	831
Amortization of investment premiums, net	258	223	301
Stock-based compensation	3,339	2,789	2,333
Impairment of long-lived assets	1,131	64	2
Changes in operating assets and liabilities:
Accounts receivable	164	(3,461)	(3,879)
Inventory	(693)	1,229	(1,771)
Prepaid and other assets	(447)	117	(465)
Accounts payable, accrued expenses and other current liabilities	3,749	(3,713)	2,334
Accrued compensation	(76)	2,277	598
Deferred revenue and deferred profit	(341)	648	(289)
Accrued price protection liability	889	1,908	3,335
Other long-term liabilities	75	39	184

Net cash provided by operating activities	6,205	801	955
Investing Activities
Purchases of property and equipment	(1,280)	(542)	(778)
Purchases of intangible assets	(655)	—	—
Purchases of available-for-sale securities	(14,945)	(32,172)	(25,070)
Maturities of available-for-sale securities	18,200	27,300	12,601

Net cash provided by (used in) investing activities	1,320	(5,414)	(13,247)
Financing Activities
Payments on capital leases	(1)	(1)	(5)
Net proceeds from issuance of common stock	1,090	23	1,053
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,075)	(48)	(45)

Net cash provided by (used in) financing activities	14	(26)	1,003

Effect of exchange rate changes on cash and cash equivalents	5	3	5
Increase (decrease) in cash and cash equivalents	7,544	(4,636)	(11,284)
Cash and cash equivalents at beginning of period	17,174	21,810	23,796

Cash and cash equivalents at end of period	$24,718	$17,174	$12,512

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2012
Operating Activities
Net loss	$(5,204)	$(9,121)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	2,042	1,701
Amortization of investment premiums, net	481	550
Stock-based compensation	6,128	4,556
Impairment of long-lived assets	1,195	71
Changes in operating assets and liabilities:
Accounts receivable	(3,297)	(4,527)
Inventory	536	(455)
Prepaid and other assets	(330)	(237)
Accounts payable, accrued expenses and other current liabilities	36	3,309
Accrued compensation	2,201	2,165
Deferred revenue and deferred profit	307	(1,804)
Accrued price protection liability	2,797	3,846
Other long-term liabilities	114	(179)

Net cash provided by (used in) operating activities	7,006	(125)
Investing Activities
Purchases of property and equipment	(1,822)	(1,626)
Purchases of intangible assets	(655)	(195)
Purchases of available-for-sale securities	(47,117)	(57,460)
Maturities of available-for-sale securities	45,500	42,851

Net cash used in investing activities	(4,094)	(16,430)
Financing Activities
Payments on capital leases	(2)	(29)
Net proceeds from issuance of common stock	1,113	1,132
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,123)	(69)

Net cash provided by (used in) financing activities	(12)	1,034

Effect of exchange rate changes on cash and cash equivalents	8	7
Increase (decrease) in cash and cash equivalents	2,908	(15,514)
Cash and cash equivalents at beginning of period	21,810	28,026

Cash and cash equivalents at end of period	$24,718	$12,512

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	March 31,	June 30,
	2013	2013	2012
Assets
Current assets:
Cash and cash equivalents	$24,718	$17,174	$12,512
Short-term investments, available-for-sale	37,084	41,727	68,784
Accounts receivable, net	17,855	18,019	14,948
Inventory	9,355	8,662	8,537
Prepaid expenses and other current assets	1,814	1,370	1,633

Total current assets	90,826	86,952	106,414
Property and equipment, net	6,149	6,550	5,431
Long-term investments, available-for-sale	19,453	18,356	2,999
Intangible assets	958	123	648
Other long-term assets	267	264	226

Total assets	$117,653	$112,245	$115,718

Liabilities and stockholders’ equity
Current liabilities	$30,803	$30,728	$25,505
Other long-term liabilities	903	828	676
Total stockholders’ equity	85,947	80,689	89,537

Total liabilities and stockholders’ equity	$117,653	$112,245	$115,718

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
GAAP net loss	$(2,904)	$(2,300)	$(2,559)
Stock-based compensation:
Cost of net revenue	26	24	20
Research and development	2,158	1,754	1,481
Selling, general and administrative	1,155	1,011	832

Total stock-based compensation	3,339	2,789	2,333
Share-based bonus plan*:
Cost of net revenue	18	10	14
Research and development	873	642	978
Selling, general and administrative	289	352	501

Total share-based bonus plan	1,180	1,004	1,493
Impairment of production masks	1,098	—	—
Estimated export compliance and IP litigation costs, net	1,114	959	495

Non-GAAP net income	$3,827	$2,452	$1,762

Shares used in computing non-GAAP basic net income per share	33,748	32,821	33,578

Shares used in computing GAAP diluted net income per share	33,748	32,821	33,578
Dilutive common stock equivalents	1,531	1,256	917

Shares used in computing non-GAAP diluted net income per share	35,279	34,077	34,495

Non-GAAP basic net income per share	$0.11	$0.07	$0.05

Non-GAAP diluted net income per share	$0.11	$0.07	$0.05

*	Share-based bonus plan for the three months ended June 30, 2013 and March 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which will be settled in stock in 2014. Share-based bonus plan for the three months ended June 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Six Months Ended June 30,
	2013	2012
GAAP net loss	$(5,204)	$(9,121)
Stock-based compensation:
Cost of net revenue	50	38
Research and development	3,912	2,929
Selling, general and administrative	2,166	1,589

Total stock-based compensation	6,128	4,556
Share-based bonus plan*:
Cost of net revenue	29	21
Research and development	1,517	1,572
Selling, general and administrative	642	882

Total share-based bonus plan	2,188	2,475
Acquisition of technology licenses	—	285
Impairment of production masks	1,098	63
Estimated export compliance and IP litigation costs, net	2,073	1,613

Non-GAAP net income (loss)	$6,283	$(129)

Shares used in computing non-GAAP basic net income (loss) per share	33,287	33,445

Shares used in computing GAAP diluted net income (loss) per share	33,287	33,445
Dilutive common stock equivalents	1,393	—

Shares used in computing non-GAAP diluted net income (loss) per share	34,680	33,445

Non-GAAP basic net income (loss) per share	$0.19	$(0.00)

Non-GAAP diluted net income (loss) per share	$0.18	$(0.00)

*	Share-based bonus plan for the six months ended June 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which will be settled in stock in 2014. Share-based bonus plan for the six months ended June 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
GAAP gross profit as a % of revenue	58.1%	63.0%	61.9%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—	—	—
Impairment of production masks	3.7%	—	—

Non-GAAP gross profit as a % of revenue	61.9%	63.1%	62.0%

GAAP loss from operations as a % of revenue	(9.3)%	(8.3)%	(10.2)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	7.2%	6.6%	6.1%
Selling, general and administrative	3.9%	3.8%	3.4%
Share-based bonus plan:
Cost of net revenue	—	—	—
Research and development	2.9%	2.5%	4.0%
Selling, general and administrative	1.0%	1.3%	2.1%
Impairment of production masks	3.7%	—	—
Estimated export compliance and IP litigation costs	3.7%	3.6%	2.0%

Non-GAAP income from operations as a % of revenue	13.2%	9.6%	7.5%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended June 30,
	2013	2012
GAAP gross profit as a % of revenue	60.4%	60.9%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—	—
Impairment of production masks	2.0%	0.1%

Non-GAAP gross profit as a % of revenue	62.5%	61.1%

GAAP loss from operations as a % of revenue	(8.8)%	(20.0)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.9%	6.5%
Selling, general and administrative	3.8%	3.5%
Share-based bonus plan:
Cost of net revenue	—	—
Research and development	2.7%	3.5%
Selling, general and administrative	1.1%	2.0%
Acquisition of technology licenses	—	0.6%
Impairment of production masks	2.0%	0.1%
Estimated export compliance and IP litigation costs	3.7%	3.6%

Non-GAAP income (loss) from operations as a % of revenue	11.5%	(0.1)%